UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 11, 2013

Date of report (Date of earliest event reported)

FIRST M&F CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, Mississippi

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Supplement to Definitive Joint Proxy Statement/Prospectus

In connection with an agreement in principle to settle certain outstanding shareholder litigation described on page 69 (among other places) of the joint proxy statement/prospectus dated May 24, 2013 (the “Proxy Statement”) of Renasant Corporation (“Renasant”) and First M&F Corporation (“First M&F”), Renasant and First M&F have agreed to make the following supplemental disclosures to the Proxy Statement (the “Supplemental Disclosures”). The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined in the Supplemental Disclosures have the respective meanings set forth in the Proxy Statement.

The settlement of the shareholder litigation and Renasant and First M&F’s agreement to make the Supplemental Disclosures are not, and should not be construed as, an admission of wrongdoing or liability by any defendant, all of whom continue to believe that the shareholder litigation is without merit. Likewise, neither Renasant, First M&F nor the directors of First M&F, by filing the Supplemental Disclosures, admit that any additional disclosures are required under the federal securities laws, state fiduciary law or any other applicable rule, statute, regulation or law. While neither admitting nor denying the legal necessity or materiality of any of the Supplemental Disclosures in this Current Report on Form 8-K, and in order to avoid the risk of the shareholder litigation delaying or adversely affecting the merger of First M&F into Renasant, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation, and to fully and finally resolve these claims, Renasant and First M&F have agreed to make the following Supplemental Disclosures:

The following disclosure replaces the last two sentences of the third paragraph on page 37 of the Proxy Statement regarding the other investment banking firm contacted by First M&F.

Prior to the scheduled meeting with Mr. McGraw, Mr. Potts contacted KBW and FIG Partners, LLC (“FIG”), both of which had provided First M&F prior uncompensated services and solicitations, to provide pro forma models of a projected merger with Renasant. Between October 26, 2012 and early November 2012, First M&F also received models from KBW and FIG containing, among other things, various pricing points to consider if preliminary pricing figures were to be presented by Renasant. During this time period, Renasant had no relationship with FIG.

The following disclosure replaces the third sentence of the fifth paragraph on page 38 of the Proxy Statement regarding First M&F’s engagement of KBW.

Mr. Potts had already solicited analyses from KBW and FIG and therefore First M&F did not shop investment banking services further because of the detailed and satisfactory work KBW had performed in the previous months regarding the proposed Renasant business combination as well as KBW’s familiarity with First M&F through uncompensated visits and discussions with Mr. Potts. The First M&F board of directors was aware of the relationship with, and had participated in certain meetings between, First M&F and KBW.

The following disclosure replaces the last sentence of the fifth paragraph on page 38 of the Proxy Statement regarding First M&F’s and KBW’s collaboration on pro forma merger models.

Mr. Potts, Mr. Lacey, John Copeland (First M&F’s Executive Vice President and Chief Financial Officer), and Sam Potts (a Senior Vice President of First M&F) continued to confer with representatives of KBW regarding Renasant’s inquiry and KBW modeled pro forma mergers with Renasant and other potential partners.

The following disclosure supplements the discussion in the fifth paragraph on page 38 of the Proxy Statement regarding First M&F’s and KBW’s collaboration on pro forma merger models.

After formally securing the services of KBW, First M&F provided KBW with, among other information, internal projections, which did not contemplate a redemption of the First M&F CDCI Preferred Stock, as follows:

($ In Thousands, Except Per Share Data) (Unaudited)

	2013	2014	2015	2016	2017	2018
Common Earnings	$7,631	$8,764	$8,872	$8,985	$9,273	$9,422
EPS	$0.82	$0.93	$0.93	$0.94	$0.97	$0.98
Tangible Common Equity	$102,697	$111,100	$119,612	$128,237	$137,150	$146,212
Total Assets	$1,575,000	$1,575,000	$1,625,000	$1,675,000	$1,725,000	$1,775,000
TCE/Total Asset Ratio	6.52%	7.05%	7.36%	7.66%	7.95%	8.24%
Tangible Book Value Per Share	$11.04	$11.82	$12.59	$13.36	$14.29	$15.23
ROAA (Bank Only)	-	0.76%	0.75%	0.75%	0.76%	0.74%

These projections represented First M&F management’s internal estimates of future operating results and contained significant risks and uncertainties, whose actual results could differ materially from such estimates due to a range of economic conditions.

First M&F also provided, among other information, internal projections that did contemplate a redemption of the First M&F CDCI Preferred Stock beginning in 2015, as follows:

($ In Thousands, Except Share Data) (Unaudited)

	2013	2014	2015	2016	2017	2018
CDCI Repayment	-	-	$10,000	$10,000	$10,000
Common Earnings	$7,631	$8,764	$6,763	$8,382	$10,388	$12,218
Avg. Shares Outstanding	9,300,000	9,400,000	9,500,000	9,600,000	9,600,000	9,600,000
EPS	$0.82	$0.93	$0.71	$0.87	$1.08	$1.27

These projections also represented First M&F management’s internal estimates of future operating results and contained significant risks and uncertainties, whose actual results could differ materially from such estimates due to a range of economic conditions.

The following disclosure replaces the first sentence of the sixth paragraph on page 38 of the Proxy Statement regarding Jones Walker’s review of the First M&F board of directors’ fiduciary duties.

On January 3, 2013, First M&F’s legal counsel, Jones Walker LLP, Jackson, Mississippi, reviewed with Mr. Potts and senior management its and the First M&F board of directors’ fiduciary duties in respect of the merger inquiry.

The following disclosure is added immediately prior to the last sentence in the seventh paragraph on page 38 of the Proxy Statement regarding Renasant’s engagement of Sandler.

In the two years prior to this engagement, Sandler had not provided any advice or other services to Renasant for compensation.

The following disclosure is added immediately prior to the last sentence in the second full paragraph on page 39 of the Proxy Statement regarding First M&F management’s estimates of earnings per share and net income available to common shareholders.

In providing its estimates, First M&F’s management assumed a repayment schedule of the First M&F CDCI Preferred Stock beginning in 2015 and which likely could not be completed until 2017. First M&F management’s internal estimates of future operating results contained significant risks and uncertainties, whose actual results could differ materially from such estimates due to a range of economic conditions. First M&F’s management provided projected information showing First M&F’s earnings per share would likely be limited to $0.82 in 2013, $0.93 in 2014, $0.71 in 2015, $0.87 in 2016, $1.08 in 2017, and $1.27 in 2018, and its net income available to common shareholders would likely be limited to $7.63 million in 2013, $8.76 million in 2014, $6.76 million in 2015, $8.38 million in 2016, $10.39 million in 2017, and $12.22 million in 2018, as well as the existing limitations on First M&F dividends of $0.04 annually.

The following disclosure replaces the second and third sentences of the fourth full paragraph on page 40 of the Proxy Statement regarding the negotiations of the exchange ratio for the proposed merger between Mr. Potts and Mr. McGraw.

During these conversations, Mr. McGraw suggested a fixed exchange ratio of approximately 0.6100 shares of Renasant common stock for each share of First M&F common stock, which was a reasoned business proposal representing a premium on the common stock of First M&F as of the day it was made based on the prices at which such stock had been trading since the commencement of negotiations. Based on discussions with First M&F personnel regarding price and a desire to secure the best price for First M&F shareholders, Mr. Potts suggested an exchange ratio of approximately 0.6700.

The following disclosure replaces the last sentence of the last paragraph on page 46 of the Proxy Statement regarding First M&F’s engagement of KBW.

Although FIG provided preliminary analyses (as discussed above), First M&F did not otherwise seek to retain any other financial advisors.

The following disclosure replaces the first bullet point on page 47 of the Proxy Statement regarding material reviewed by KBW in rendering its opinion.

•	a draft of the merger agreement dated February 5, 2013;

The following disclosure replaces the first two sentences of the first paragraph on page 49 of the Proxy Statement concerning the “Selected Companies Analysis” financial analyses performed by KBW.

To perform this analysis, KBW used publically available information regarding the companies compared to First M&F. KBW used publically available financial information as of the most recent three month period available (ended either December 31, 2012 or September 30, 2012) while market price information was as of February 5, 2013.

The following disclosure is added immediately prior to the last sentence in the second full paragraph on page 52 of the Proxy Statement concerning the “Recent Transaction Analysis” financial analyses performed by KBW.

For the selected acquisitions referred to in the above, KBW derived information regarding the transactions from publicly available information.

The following disclosure replaces the first two sentences of the first paragraph on page 53 of the Proxy Statement under the section “Financial Impact Analysis.”

KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of First M&F and Renasant. Renasant provided KBW with its then-available assumptions regarding the accounting treatment, purchase accounting adjustments and cost savings in order to enable KBW to conduct its analyses and calculate the financial impact that the merger would have on certain projected financial results of Renasant. The assumptions regarding purchase accounting adjustments were inclusive of marks to First M&F’s assets and liabilities provided to KBW.

The following disclosure is appended to the end of the section “Financial Impact Analysis” on page 53 of the Proxy Statement.

Renasant’s purchase accounting adjustments, as presented in this proxy statement, are set forth in “Pro Forma Condensed Combined Financial Data” above.

The following disclosure is added between the second and third sentences of the second paragraph on page 53 of the Proxy Statement concerning the discount rates used by KBW in the “Discounted Cash Flow Analysis” financial analyses.

The range of discount rates was selected to provide sensitivities around First M&F’s estimated cost of equity capital per the Capital Asset Pricing Model, or CAPM. The CAPM cost of equity was determined by adding (1) a risk-free rate to (2) the product of the equity risk premium, and a beta, and (3) a size premium.

The following disclosure replaces the fourth sentence of the second paragraph on page 53 of the Proxy Statement regarding KBW’s assumptions in the “Discounted Cash Flow Analysis.”

In determining cash flows available to shareholders, KBW assumed balance sheet growth per First M&F management and assumed, based on its expertise, experience, and past practice, that First M&F would maintain a tangible common equity / tangible asset ratio of 7.00% and would retain sufficient earnings to maintain that level.

The following disclosure replaces the sixth sentence of the second paragraph on page 53 of the Proxy Statement regarding KBW’s assumptions in the “Discounted Cash Flow Analysis.”

In calculating the terminal value of First M&F, KBW, based on its expertise, experience, and past practice, applied multiples ranging from 9.0 times to 14.0 times 2018 forecasted earnings.

The following disclosure replaces the last sentence of the last paragraph on page 53 of the Proxy Statement.

KBW, as well as other financial advisors, may, in the future provide investment banking and financial advisory services to Renasant and receive compensation for such services. However, neither First M&F nor Renasant made any commitments to, or other agreements with, KBW regarding its provision of financial advisory, investment banking or other services to either company in the future.

The following disclosure replaces the first paragraph on page 62 of the Proxy Statement regarding the “Pro Forma Merger Analysis” financial analyses performed by Sandler O’Neil.

Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger is completed at the beginning of the third quarter of 2013; (2) each share of First M&F common stock is exchanged for 0.6425 of a share of Renasant common stock; (3) management prepared earnings projections for First M&F for the year ending December 31, 2013 and with Renasant management guidance through 2017; (4) certain purchase accounting adjustments, including both a credit and interest rate mark against First M&F’s loan portfolio, and additional marks on borrowings, time deposits and trust preferred securities issued by First M&F, as described in “Note 1 – Pro Forma Adjustments” to the “Notes to Unaudited Pro Forma Condensed Combined Financial Data” above; (5) cost savings of 25% of First M&F’s annual operating expenses, with 40% realized in 2013 and 100% thereafter; and (6) certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items.

The following disclosure replaces the first two sentences of the second paragraph on page 62 of the Proxy Statement regarding the “Pro Forma Merger Analysis” financial analyses performed by Sandler O’Neill.

The analysis indicated that the merger would be accretive to Renasant’s projected 2013 and 2014 earnings per share, as described in Renasant’s Current Report on Form 8-K filed with the SEC on February 7, 2013. The analysis also indicated that the transaction would be dilutive to book value per share and dilutive to tangible book value per share for Renasant and that Renasant would maintain “well-capitalized” capital ratios, as also described in Renasant’s Current Report on Form 8-K filed with the SEC on February 7, 2013.

The following disclosure replaces the second sentence of the third paragraph on page 62 of the Proxy Statement regarding “Sandler O’Neill’s Compensation and Other Relationships.”

Sandler O’Neill has not provided any compensated service to First M&F. Renasant agreed to pay Sandler O’Neil a transaction fee of $500,000 for providing such financial advice, all of which is payable upon completion of the merger.

The following disclosure is added immediately prior to the last sentence of the third paragraph on page 62 of the Proxy Statement regarding “Sandler O’Neil’s Compensation and Other Relationships.”

Neither Renasant nor First M&F made any commitments to, or other agreements with, Sandler regarding its provision of financial advisory, investment banking or other services to either company in the future.

ADDITIONAL INFORMATION ABOUT THE RENASANT CORPORATION/FIRST M&F CORPORATION TRANSACTION

In connection with the proposed merger, First M&F filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on May 24, 2013, which was included in the registration statement on Form S-4, as amended, filed with the SEC on March 29, 2013 by Renasant (Registration No. 333-187633). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT AND THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THOSE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION.

Investors will also be able to obtain copies of the joint proxy statement/prospectus and other relevant documents (when they become available) free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Renasant will be available free of charge from Kevin D. Chapman, Chief Financial Officer, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827, telephone: (662) 680-1450. Documents filed with the SEC by First M&F will be available free of charge from First M&F by contacting John G. Copeland, Chief Financial Officer, First M&F Corporation, 134 West Washington Street, Kosciusko, Mississippi 39090, telephone: (662) 289-8594.

Renasant, First M&F and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Renasant and First M&F in connection with the proposed merger. Information about the directors and executive officers of Renasant is included in the proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on March 8, 2013. Information about the directors and executive officers of First M&F is included in its Form 10-K, which was filed with the SEC on March 8, 2013. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This report may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward looking statements are subject to a number of factors and uncertainties which could cause Renasant’s, First M&F’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward looking statements. Forward looking statements speak only as of the date they are made and neither Renasant nor First M&F assumes any duty to update forward looking statements. In addition to factors previously disclosed in Renasant’s and First M&F’s reports filed with the SEC and those identified elsewhere herein, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Renasant and First M&F and between Renasant Bank and Merchants and Farmers Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Renasant and First M&F’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Renasant’s and First M&F’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Renasant and First M&F may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities or costs savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) Renasant’s or First M&F’s shareholders may fail to approve the transaction; (7) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) inflation; (12) customer acceptance of the combined company’s products and services; (13) customer borrowing, repayment, investment and deposit practices; (14) the introduction, withdrawal, success and timing of business initiatives; (15) the impact, extent, and timing of technological changes; (16) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (17) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (18) the interest rate environment may compress margins and adversely affect net interest income; and (19) competition from other financial services companies in the company’s markets could adversely affect operations. Additional factors that could cause Renasant’s, First M&F’s or the combined company’s results to differ materially from those described in the forward-looking statements can be found in Renasant’s and First M&F’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Renasant, First M&F or the proposed merger or other matters and attributable to Renasant, First M&F or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Renasant and First M&F do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M&F CORPORATION

/s/ John G. Copeland

John G. Copeland
Executive Vice President and
Chief Financial Officer

Date: June 11, 2013